Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2023, relating to the financial statements of Jack Creek Investment Corp. included in Bridger Aerospace Group Holdings, Inc.’s final prospectus, dated April 19, 2023, which is incorporated herein by reference. We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
April 19, 2023